UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 17, 2006
OM GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-12515
(Commission File Number)
52-1736882
(I.R.S. Employer Identification Number)
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)
(216) 781-0083
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 17, 2006, OM Group, Inc. (the “Company”) entered into a definitive agreement to sell all of its nickel assets to OJSC MMC Norilsk Nickel (“Norilsk”). The transaction has been approved by the Company’s Board of Directors.
The initial purchase price is $408 million in cash on a debt-free/cash-free basis, plus a potential post-closing adjustment for net working capital. At closing, the Company’s Specialties segment will enter into five-year supply agreements with Norilsk for up to 2,500 metric tons per year of cobalt metal, up to 2,500 metric tons per year of crude cobalt hydroxide concentrate, up to 1,500 metric tons per year of crude cobalt sulfate and various other nickel-based raw materials used in the Company’s electronic chemicals business.
The closing of the transaction is expected to occur in the first quarter of 2007 subject to approval by regulatory authorities and the satisfaction of other customary closing conditions.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc.

(Registrant)

Date: November 20, 2006	/s/ Kenneth Haber

	Name:	Kenneth Haber
	Title:	Chief Financial Officer